                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report......October 24, 1997

                   National Bancorp of Alaska, Inc.
----------------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

          Delaware                  0-10769          92-0087646
----------------------------------------------------------------------
   (State or other jurisdiction    (Commission      (IRS Employer
    of incorporation)               File Number)    Identification No.)

   Northern Lights Boulevard and C Street, Anchorage, AK  99503
----------------------------------------------------------------------
   (Address of principal executive offices)              (Zip Code)

                  (907) 276-1132
----------------------------------------------------------------------
    (Registrant's telephone number, including area code

Item 5. Other Events
        Press Release

NEWS

NATIONAL BANK OF ALASKA
P. O. Box 100600, Anchorage, Alaska  99510-0600  (907) 265-2771


FOR IMMEDIATE RELEASE           CONTACT: Elaine Junge, APR
DATE: October 22, 1997                      (907) 265-2771



                   NATIONAL BANCORP OF ALASKA ANNOUNCES
                       REVISED STOCK SPLIT PROPOSAL

(Anchorage, AK) -- National Bancorp of Alaska has revised its intentions to ask shareholders to amend its Certificate of Incorporation to increase the authorized common stock, according the Ed Rasmuson, chairman of the bank's board of directors.

"Upon reflection and discussion with the board, I have concluded that a four-for-one stock split rather than a two-for-one split previously announced is more appropriate for achieving our goals," says Rasmuson. "I believe that this adjustment in our shares will make our stock more affordable for future shareholders, and improve its liquidity for current shareholders."

Shareholders will be asked at the annual meeting on March 17, 1998, to consider an increase in authorized shares from 10.5 million to 42 million.

"At our March 1998 board meeting, we also contemplate adjusting our quarterly dividend based on our current level of profitability and need for capital," says Rasmuson.

National Bancorp of Alaska is the holding company that owns all of the shares of National Bank of Alaska. NBA is one of the highest capitalized banks in the United States. Its stock trading symbol is NBAK.

                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL BANCORP OF ALASKA, INC.

 October 24, 1997                      /s/Gary Dalton
-------------------                    --------------------------------
     Date                              Gary Dalton,Executive Vice
                                       President and Controller
                                       (Pricipal Accounting Officer)